Exhibit 10(b)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into this 18th day of March, 2014 by and between **OHIO INDUSTRIAL OWNER I, LLC**, a Delaware limited liability company ("Landlord") and **SCI ENGINEERED MATERIALS, INC.**, an Ohio corporation ("Tenant").

WITNESSETH

WHEREAS, Duke Realty Ohio ("Original Landlord"), as landlord, and Tenant (formerly known as Superconductive Components, Inc.), as tenant, entered into a Lease dated September 29, 2003 (the "Lease"), pursuant to which Tenant leases approximately 32,096 square feet (the "Leased Premises") commonly known as 2839 Charter Street, Columbus, Ohio; and

WHEREAS, Landlord is the successor-in-interest to Original Landlord as the owner of the landlord's interest under the Lease; and

WHEREAS, the parties desire to extend the term of the Lease and to modify and amend the Lease as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the foregoing and as follows:

1. The parties hereby extend the Lease Term through November 30, 2024.

2. In addition to any amounts payable under the Lease, the Lease is hereby amended so that, from and after August 17, 2014, the Minimum Annual Rent and Monthly Rental Installments shall be as follows:

	Minimum Annual Rent	Monthly Rental Installments
August 17, 2014 to November 16, 2014	$0.00	$0.00
November 17, 2014 to November 16, 2015	$97,571.84	$8,130.99
November 17, 2015 to November 16, 2016	$99,497.60	$8,291.47
November 17, 2016 to November 16, 2017	$101,423.36	$8,451.95
November 17, 2017 to November 16, 2018	$103,670.08	$8,639.17
November 17, 2018 to November 16, 2019	$105,916.80	$8,826.40
November 17, 2019 to November 16, 2020	$107,842.56	$8,986.88
November 17, 2020 to November 16, 2021	$110,089.28	$9,174.11
November 17, 2021 to November 16, 2022	$112,336.00	$9,361.33
November 17, 2022 to November 16, 2023	$114,582.72	$9,548.56

November 17, 2023 to November 30, 2024	$116,829.44	$9,735.79

In addition to Minimum Annual Rent, Tenant shall continue to pay Tenant's Proportionate Share of Real Estate Taxes and Common Area Charges in accordance with the terms of the Lease.

3. Notwithstanding the provisions of the Lease to the contrary, there shall be no cap (as set forth in Section 3.02(b) of the Lease) on Tenant's Proportionate Share of Controllable Expenses during calendar year 2014. Commencing in calendar year 2015, and for each calendar year thereafter, Tenant's Proportionate Share of Controllable Expenses shall not increase by more than four percent (4%) over the previous calendar year, such increase to be calculated on a cumulative basis.

4. Landlord agrees to reimburse Tenant for any approved Allowance Improvements (as hereafter defined) within thirty (30) days after demand therefore, accompanied by a paid invoice (collectively, the "Allowance Notice") and any other supporting documentation reasonably requested by Landlord, provided that Landlord shall have no obligation to reimburse Tenant for any Allowance Improvements (a) to the extent such reimbursement would exceed, in the aggregate with all other Allowance Improvements, Thirty Thousand Dollars ($30,000.00); (b) for which Landlord has not received an Allowance Notice by the later of (i) December 31, 2014, or (ii) sixty (60) days after completion of Landlord's work set forth on Exhibit A; or (c) if Tenant is in default under the Lease.

The "Allowance Improvements" are hereby defined as the repair, replacement, and/or improvement of the HVAC system, lighting, painting and flooring of the Leased Premises. In addition to all Landlord consent rights under the lease, if Tenant desires to make any Allowance Improvements and seek reimbursement from Landlord therefore, Tenant shall first submit plans, together with a proposed budget for such Allowance Improvements and the name of the contractors to perform such work, to Landlord for Landlord's approval with respect to such proposed Allowance Improvements. Upon Landlord's Approval, Tenant shall be responsible for the performance of such work.

In addition to the Allowance Improvements, Landlord shall also perform the repair work set forth on Exhibit A, at Landlord's cost and expense.

5. Section 16.13 of the Lease is hereby deleted and replaced in its entirety with the following language:

<u>Section 16.13</u>.

(a) <u>Option to Extend Lease Term</u>. Tenant shall have the right and option, which said option shall not be severed from the Lease or separately assigned, mortgaged or transferred, at its election, to extend the term of the Lease for one (1) additional period of five (5) years (the "<u>Extension Period</u>"), commencing upon the expiration of the term of the Lease, provided that (a) Landlord shall receive written notice from Tenant of the exercise of its election at least nine (9) months prior to the expiration of

the term of the Lease, (b) Tenant is not in Default under the Lease at the time of Landlord's receipt of such notice and at the expiration of the term of the Lease; and (c) the original Tenant named herein or any transferee pursuant to an assignment permitted hereunder or approved by Landlord is itself occupying the entire Leased Premises both at the time of giving the notice and at the commencement of the Extension Period. If Landlord shall receive notice of the exercise of the election in the manner and within the time provided aforesaid, the term of the Lease shall be extended upon the receipt of the notice without the requirement of any action on the part of Landlord or Tenant, except as may be required in order to determine Minimum Annual Rent as hereinafter provided. Except for the amount of Minimum Annual Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Period, except that there shall be no further options to extend the term of the Lease after Tenant's exercise of its option hereunder, nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above. Time is of the essence with respect to the exercise of the option contained herein. Tenant shall not have the right to give any notice exercising such option after the expiration of the applicable time limitation set forth herein, and any notice given after such time limitation purporting to exercise any such option shall be void and of no force or effect.

(b) Determination of Option Rent. During the Extension Period, the Minimum Annual Rent payable under the Lease for each twelve (12) month period during the Extension Period shall be adjusted as of the commencement of the Extension Period so as to equal the then "fair market rent", as determined by Landlord, but shall in no event shall the "fair market rent" be less than the Minimum Annual Rent for and with respect to the last twelve (12) calendar months immediately preceding the first day of such Extension Period. Landlord's determination of "fair market rent" shall be based on Landlord's good faith determination thereof consistent with the rents that Landlord is then negotiating for comparable spaces in the property, or if such other comparable spaces do not exist, then consistent with the rental rates being quoted by Landlord for other property comparable to the Leased Premises. Landlord shall advise Tenant of the fair market rent at any time upon notice from Tenant no more than nine (9) months prior to the end of the term of the Lease.

6. All notices to be given to Tenant under the Lease, as amended hereby, shall be given to Tenant at ~~SEEN~~ 2839 Charter Street Columbus OH 43228 All notices to be given to Landlord under the Lease, as amended hereby, shall be given to Landlord at Ohio Industrial Owner I, LLC, c/o Hackman Capital Partners, LLC, 11111 Santa Monica Boulevard, Suite 750, Los Angeles, California 90025, Attn: Chief Financial Officer and Chief Operating Office, with a copy to Ohio Industrial Owner I, LLC, P. O. Box 400, Worthington, Ohio 43085, and a copy to Randall S. Arndt, Esq., Ice Miller LLP, 250 West Street, Columbus, Ohio 43215. Rent payments by mail shall be sent to Ohio Industrial Owner I, LLC, Lockbox 2787, P O Box 8500, Philadelphia, Pennsylvania 19178-2787. Rent payments by overnight courier shall be sent to

Ohio Industrial Owner I, LLC Lockbox #2787, Wells Fargo Bank, MAC Y1372-045, 401 Market Street, Philadelphia, Pennsylvania 19106. Rent payments by ACH payments or wire transfers shall be sent to Wells Fargo Bank, N.A., Bank ABA Number: 121000248, Account Name: Ohio Industrial Owner I, LLC, Account Number: 1623508601.

7. Tenant represents and warrants to Landlord that Landlord has fulfilled all of its obligations under the Lease, is not in default under the Lease nor is there any event which, with the passage of time and/or giving of notice, would constitute an event of default by Landlord under the Lease.

8. The parties agree that Shane Woloshan of Colliers International, representing Landlord, and Rob Myers of Ohio Industrial Realty, representing Tenant, are the only brokers involved in connection with this Amendment, and Landlord shall pay a commission to such brokers pursuant to a separate written agreement.

9. Except as expressly modified herein, all the terms and conditions of the Lease are hereby ratified and shall remain unmodified and shall continue to be binding on all parties and shall remain in full force and effect during the Lease term. Except as may otherwise expressly be set forth in this Amendment, all capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Lease. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

LANDLORD:

OHIO INDUSTRIAL OWNER I, LLC,
a Delaware limited liability company

By: [signature]
David W. Smith
Authorized Representative

TENANT:

SCI ENGINEERED MATERIALS, INC.,
an Ohio corporation

By: [signature]
Print Name: Daniel Rooney
Its: President & CEO

STATE OF OHIO :
: SS
COUNTY OF FRANKLIN :

The foregoing instrument was acknowledged before me this 18th day of ~~January,~~ March 2014, by David W. Smith, Authorized Representative of Ohio Industrial Owner I, LLC, a Delaware limited liability company, on behalf of said limited liability company.

DEBRA KUEHN
NOTARY PUBLIC
STATE OF OHIO
My Commission Expires
December 15, 2018

Debra Kuehn
Notary Public
My Commission Expires: __________

STATE OF Ohio :
: SS
COUNTY OF Franklin :

The foregoing instrument was acknowledged before me this 11th day of ~~January,~~ March, 2014, by Daniel Rooney, President & CEO, of SCI Engineered Materials, Inc., an Ohio corporation, on behalf of said corporation.

[signature]
Notary Public
My Commission Expires: 1/29/2017

DARIN FOSTER
Notary Public, State of Ohio
My Comm. Expires Jan. 29, 2017